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                                                                 EXHIBIT (12)(b)

WACHOVIA CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS
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                                                         THREE
                                                        MONTHS                                     Years Ended December 31,
                                                         ENDED     --------------------------------------------------------
                                                      MAR. 31,
(In millions)                                            2002          2001       2000         1999       1998        1997
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
EXCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                    $     1,345         2,293        632        4,831      3,965       3,793
  Fixed charges, excluding preferred
    stock dividends and capitalized
    interest                                              604         3,734      4,963        3,751      3,504       2,526
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        Earnings                              (A) $     1,949         6,027      5,595        8,582      7,469       6,319
===========================================================================================================================
Interest, excluding interest on deposits          $       562         3,581      4,828        3,645      3,395       2,420
One-third of rents                                         42           153        135          106        109         106
Preferred stock dividends                                   6             6          -            -          -           -
Capitalized interest                                        -             -          -            -          -           -
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        Fixed charges                         (B) $       610         3,740      4,963        3,751      3,504       2,526
===========================================================================================================================
Consolidated ratios of earnings to
  fixed charges, excluding interest
  on deposits                             (A)/(B)        3.20 X        1.61       1.13         2.29       2.13        2.50
===========================================================================================================================
INCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                    $     1,345         2,293        632        4,831      3,965       3,793
  Fixed charges, excluding preferred
    stock dividends and capitalized
    interest                                            1,519         8,478     10,232        7,805      7,820       6,674
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        Earnings                              (C) $     2,864        10,771     10,864       12,636     11,785      10,467
===========================================================================================================================
Interest, including interest on deposits          $     1,477         8,325     10,097        7,699      7,711       6,568
One-third of rents                                         42           153        135          106        109         106
Preferred stock dividends                                   6             6          -            -          -           -
Capitalized interest                                        -             -          -            -          -           -
===========================================================================================================================
        Fixed charges                         (D) $     1,525         8,484     10,232        7,805      7,820       6,674
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Consolidated ratios of earnings to
  fixed charges, including interest
  on deposits                                 (C)/(D)    1.88 X        1.27       1.06         1.62       1.51        1.57
===========================================================================================================================
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